HAMPSHIRE GROUP, LIMITED
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                          FOR DIRECTORS AND EXECUTIVES








                            EFFECTIVE JANUARY 1, 1997




































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                                TABLE OF CONTENTS


ARTICLE I           Definitions                                       1

ARTICLE II          Participation                                     4

ARTICLE III         Deferred Compensation Account Credits             5

ARTICLE IV          Deferred Compensation Accounts                    5

ARTICLE V           Vesting                                           6

ARTICLE VI          Payment of Deferred Compensation; Withdrawals     6

ARTICLE VII         Funding                                           8

ARTICLE VIII        Administration                                    9

ARTICLE IX          Amendment and Termination                        10

ARTICLE X           General Provisions                               10

EXHIBIT 1           Election Form                                    12





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                            HAMPSHIRE GROUP, LIMITED
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                          FOR DIRECTORS AND EXECUTIVES


                                    ARTICLE I

                                   Definitions

     Section 1.1 As used in this Plan, the following terms shall have the meanings hereinafter set forth:

     Beneficiary means any person(s) or legal entity(ies) designated by the Participant or otherwise in accordance with Section 10.7.

     Board means the Board of Directors of the Company.

     Bonus means the bonus paid by an Employer to a Key Employee during any Plan Year excluding any bonus prepaid on a monthly basis.

     Committee means the Committee appointed by the Board which administers the Plan in accordance with Article VIII hereof.

     Common Stock means the common stock of Hampshire Group, Limited, par value $0.10 per share.

     Company means Hampshire Group, Limited, a Delaware corporation, and its successors and assigns.

     Deferred Compensation Account means one or more accounts established and maintained under the Plan to reflect deferrals made by a Participant hereunder.

     Director means a member of the Board who is not also a Key Employee.

     Disability means disability as defined under the long-term disability plan of the Company, as amended from time to time.

     Effective Date means January 1, 1997.

     Employer means the Company and any subsidiary or affiliate thereof which shall be designated by the Committee as a participating employer under the Plan.

     Financial Hardship means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will

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constitute a Financial Hardship will depend upon the facts of each case and will be determined by the Committee in its sole discretion; but distributions may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.1

     401(k) Plan means the Hampshire Group, Limited and Subsidiaries 401(k) Retirement Savings Plan, as amended from time to time.

     Installments means substantially equal payments payable semi-annually as of the last day of June and December and as of the anniversary thereof in each succeeding year over a period certain not to exceed eight (8) years, commencing not later that two (2) years following the Participant's Separation from Service, as elected by a Participant in accordance with Section 6.1, but subject to Section 6.4 hereof.

     Key Employee means an employee of an Employer who is (i) a member of a select group of management or highly-compensated employees and (ii) designated by the Committee as eligible to participate in the Plan.

     Net Realizable Value means (i) if the share of Common Stock is to be disposed of in the open market, the net value realized upon the sale of the share, net of the brokerage fee, or (ii) if the share is to be retained in the trust for the Stock Purchase Plan, net realizable value shall mean the last quoted bid price on the National Association of Securities Dealers Automated System (NASDAQ) on the date immediately preceding the date of determination, or if not quoted on that day, then on the last preceding date on which the Common Stock is quoted. If the Common Stock is not quoted on NASDAQ or listed on an exchange, or representative quotes are not otherwise available, the net realizable value shall mean the amount determined by the Committee to be the fair market value of the Common Stock based upon a good faith attempt to value the Common Stock accurately.

     Notional Fund means the investment funds available under the 401(k) Plan designated by the Committee from time to time and shall not be less than three such funds, but shall not include the Hampshire Group, Limited Common Stock Fund.

     Participant for any Plan Year means a Key Employee or a Director who elects to participate in the Plan in accordance with Article II hereof.

     Plan means the Hampshire Group, Limited Voluntary Deferred Compensation Plan for Directors and Executives, as embodied herein and as amended from time to time.



    1. This  definition,  along  with the  hardship  distribution  clause  in
Section 6.8, constitute the IRS's view of allowable hardship distributions from non-qualified deferred compensation plans.

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     Plan Year means the calendar year, with the first Plan Year beginning on
January 1 and ending on December 31, 1997.

     Qualified Stock Equivalents shall mean (i) with respect to the first Stock Divestiture Date, up to seventy-five percent (75%) of the number of Common Stock Equivalents which were credited to the Stock Deferral Account in respect to compensation earned by a Participant in calendar years at least two years prior to the Stock Divestiture Date (Common Stock Equivalents credited in respect of 1995 Bonus deferral and earlier years will be included in Qualified Stock Equivalents on December 31, 1997), and which have not been distributed from his Stock Deferral Account, and (ii) with respect to each subsequent Stock Divestiture Date, up to seventy-five percent (75%) of the number of shares of Common Stock Equivalents of the Participant that would have been credited to the Participant's Stock Deferral Account on the Stock Divestiture Date had no Stock Divestitures taken place, less all previous Stock Divestitures. Stock Divestitures shall first be deducted from Common Stock Equivalents credited under the Stock Purchase Plan for the year designated by the Participant, and all Common Stock Equivalents credited during that year shall be applied to the Stock Divestiture before a second year is designated. If the Participant does not designate a specific year for divestitures, the Stock Divestitures shall be applied on a first-in, first-out basis. Common Stock Equivalents credited to the Participant's Stock Deferral Account for which a distribution election is in effect within one year or less, shall not be included in Qualified Stock Equivalents.

     Salary means the base salary paid to a Key Employee for any Plan Year by the Employer plus any bonus prepaid on a monthly basis.

     Separation from Service means termination of a Participant's employment with his Employer for any reason, unless such termination is in connection with the transfer of the Participant to another Employer.

     Stock Deferral Account means a Participant's deferral account under the Hampshire Group, Limited Stock Purchase Plan for Directors and Executives.

     Stock Divestiture Date means December 31, 1997 and June 30, 1998 and each subsequent June 30th and December 31st, or such other date(s) as determined by the Committee from time to time.

     Stock Purchase Plan means the Hampshire Group, Limited and Affiliates Common Stock Purchase Plan for Directors and Executives, as amended from time to time.

     Trust means a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the United States Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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     Trustee shall mean the trustee of the Trust.

     Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                                   ARTICLE II

                                  Participation

     Section 2.1   To participate in the Plan:

     (a) Prior to the December 15th preceding a Plan Year, or such other date(s) as determined by the Committee, each Key Employee and each Director may irrevocably elect to participate in the Plan for such Plan Year by delivering written notice to the Committee; which notice must specify, subject to the provisions of Sections 2.2, 6.1 and 6.2, (i) in the case of a Key Employee, the percentage of Salary and Bonus and the number of Qualified Stock Equivalents to be deferred and the time and form of payment, and (ii) in the case of a Director, the number of Qualified Stock Equivalents to be deferred; provided, however, that (x) the Committee may establish procedures and forms which are applicable to all Key Employees and Directors under which Key Employees and Directors may elect to participate in the Plan on a prospective basis as of some other date(s) specified in such procedures; and (y) a Key Employee's election with respect to Salary and Bonus shall remain in effect for subsequent Plan Years unless revoked or changed by delivery of written notice to the Committee by the Key Employee prior to the December 15th preceding the Plan Year with respect to which such revocation or change is effective.

     (b) Prior 15th day of the month preceding a quarter-end, or such other date(s) as determined by the Committee, each Key Employee and each Director may elect to change his Notional Fund election, both for current deferral and any portion of the balance in his Deferred Compensation Account, and to specify the number of Qualified Stock Equivalents to be deferred as of June 30th and December 31st of such Plan Year by delivering written notice to the Committee. The change in election shall be effective the first day of the following quarter, or in the case of the transfer of a balance, shall be effective on the date the trade is finalized.

     (c) Paragraph (a) of this Section 2.1 notwithstanding, (i) each Key Employee will have 30 days following the adoption of the Plan, by delivering written notice to the Committee otherwise consistent with Section 2.1(a), and
(ii) a Key Employee who is first designated by the Committee as eligible to participate in the Plan during any Plan Year will have 30 days following the date of notification of eligibility, to elect to defer Salary and Bonus for such Plan Year by written notice to the Committee otherwise consistent with Section 2.1(a).

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     (d) Notwithstanding the above, upon application of any Participant and approval thereof by the Committee in their sole discretion, the Participant may at any time during a Plan Year revoke, by reason of Financial Hardship, his election to participate in the Plan for such Plan Year. Upon such revocation, any amount withheld for credit to his Deferred Compensation Account for such year shall be paid to him without interest as soon as practicable thereafter.

     Section 2.2 Participants may defer any whole number percentage of their Salary and Bonus paid in the calendar year, from five percent (5%) to thirty percent (30%), in the case of Key Employees, and any whole number of Qualified Stock Equivalents; provided, however, that (i) no more than twenty percent (20%) of a Participant's total annual compensation may be deferred for any Plan Year, and (ii) the maximum number of Qualified Stock Equivalents which may be deferred for any Plan Year shall be seventy-five percent (75%) of Qualified Stock Equivalents available under the Participant's Stock Deferral Account with respect to the Stock Divestiture Date immediately preceding such Plan Year, such amount to be determined in accordance with the definition of Qualified Stock Equivalents set forth above.

     Section 2.3 A Participant shall cease to be a Participant on the date of his Separation from Service. Notwithstanding the above, compensation earned prior to Separation from Service which is to be paid subsequently, shall be eligible for deferral in accordance with the Participant's duly filed election form; except that if the Separation from Service is the result of termination for cause, the Participant's balance may be paid at the sole discretion of the Committee in a lump-sum payment within six months of the Separation from Service.

                                   ARTICLE III

                      Deferred Compensation Account Credits

     Section 3.1 The Committee shall cause to be credited to each Participant's Deferred Compensation Account for a Plan Year the amounts of Salary and Bonus which he elected to defer in accordance with Article II. Such amounts shall be so credited on a quarterly basis as of the end of each calendar quarter during the Plan Year.

     Section 3.2 Within ten (10) days following each Stock Divestiture Date, the Commit- tee shall cause to be credited to a Participant's Deferred Compensation Account for a Plan Year an amount equal to the number of Qualified Stock Equivalents chosen to be deferred by the Participant on such Stock Divestiture Date, multiplied by the Net Realizable Value of one share of Common Stock on such Stock Divestiture Date.

     Section 3.3 Notwithstanding any provisions herein to the contrary, the Committee in its sole discretion may suspend any and all deferrals under the Plan for such period of time as it determines, but in any event all deferrals under the Plan shall be suspended after December 31, 2001 for compensation

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earned subsequent to that date; provided however, that no action taken shall adversely affect the rights of any Participant hereunder to amount due and payable to such Participant at the time such action is taken, unless the Participant otherwise consents thereto.

                                   ARTICLE IV

                         Deferred Compensation Accounts

     Section 4.1 The Committee shall establish and maintain a Deferred Compensation Account for each Participant and, in the case of Key Employees, shall maintain separate sub-accounts within each Deferred Compensation Account for (i) deferrals of Salary and Bonus, and (ii) deferrals of Qualified Stock Equivalents.

     Section 4.2 Amounts credited to a Deferred Compensation Account shall be periodically adjusted for notional investment experience. In each case such notional investment experience shall be determined by treating the Deferred Compensation Account as though an equivalent dollar amount had been invested and reinvested in one or more of the Notional Funds. The Notional Funds used as a basis for determining notional investment experience with respect to any Deferred Compensation Account shall be designated by the Participant by delivering to the Company written instrument of election approved by the Committee, and may be changed prospectively by similar delivered written election before the 15th day of the month preceding a quarter-end, to be effective as of the first day of the new quarter following such election as presented in Section 2.1(b) hereof.

     Section 4.3 The Committee may from time to time limit the Notional Funds available for purposes of such election. If at any time any Notional Fund that has previously been designated by a Participant as a notional investment shall cease to exist or shall be unavailable for any reason, or if the Participant fails to designate one or more Notional Funds pursuant to this Section 4.2, the Committee may, at its discretion and upon notice to the Participant, treat any amounts notionally invested in such Notional Fund (whether representing past amounts credited to a Participant's Deferred Compensation Account or subsequent deferrals or both) as having been invested in any such Notional Fund as the Committee may from time to time designate, in all cases only until such time as the Participant shall have made another investment election in accordance with the foregoing procedures. Deferred Compensation Accounts shall continue to be adjusted for notional investment experience until distributed in full in accordance with the distribution method elected by the Participant pursuant to
Article VI hereof.



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                                    ARTICLE V

                                     Vesting

     Section 5.1 A Participant shall be fully vested at all times in his Deferred Compensation Account for any Plan Year.

                                   ARTICLE VI

                  Payment of Deferred Compensation; Withdrawals

     Section 6.1 Subject to the limitations set forth in Section 6.4, at the time a Key Employee first elects to become a Participant in the Plan, he shall elect in writing to the Committee, on a form attached hereto, to have the portion of his Deferred Compensation Account which is attributable to deferrals of Salary and Bonus and earnings credited thereon paid either:

     (A) In a lump sum or in such number of Installments as are indicated on such election;

     (B) On (or, in the case of Installments, commencing on) any date on or after such Participant's Separation from Service, but not later than two years following the date of such Separation from Service. This distribution shall be subject to Section 2.3 hereof providing the Separation from Service is a result of termination for cause.

     Section 6.2 Further, at the time a Key Employee first elects to become a Participant in the Plan, he shall elect in writing delivered to the Committee, on the form attached hereto, to have the portion of his Deferred Compensation Account attributable to (i) dividend and capital gain distributions of investments in Notional Funds which, in the aggregate on a per share basis, exceed four (4%) of the per share value of the respective fund as of the current year-end and (ii) realized gains resulting from the liquidation of investment(s) in Notional Funds:

     (A) Distributed by the Company to the Participant in the same Plan Year, or

     (B) Held in his Deferred Compensation Account less twenty percent (20%) of such amounts (or a percentage equal to the Company's current income tax rate, if greater) which will be retained by the Company to pay estimated current income taxes payable on the dividends and taxable capital gains.

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     Section 6.3 Amounts retained by the Company to pay estimated current income taxes on dividends and taxable gains shall be credited to the Participants Deferred Compensation Account as a non-invested balance and such amounts shall be distributed in full to the Participant in accordance with regular distribution election as provided for in Section 6.1 above. Such non-invested balances shall not accrue any interest nor earnings and shall be the last amounts distributed to the Participant in any distribution.

     Section 6.4 Notwithstanding anything herein to the contrary, (i) in the case of an election for a lump-sum distribution, such distribution shall be made in full not later than December 31, 2004 and (ii) in the case of an election for a distribution in Installments such Installments shall commence not later than December 31, 2002.

     Section 6.5 Notwithstanding anything herein to the contrary, in the case of an election for distribution in Installments, if initially the portion of a Participant's Deferred Compensation Account which is attributable to deferrals of Salary and Bonus and earnings credited thereon is less than $50,000, the number of Installments elected by the Participant shall be adjusted to not more than eight (8) semi-annual distributions; and if initially the portion of his Deferred Compensation Account which is attributable to deferrals of Salary and Bonus and earnings credited thereon is less than $25,000, the number of Installments elected by the Participant shall be adjusted to not more than four
(4) semi-annual distributions, in each case commencing on the designated commencement date.

     Section 6.6 The election made by a Participant pursuant to Section 6.1 and
Section 6.2 may not be changed unless the Committee specifically consents to such a change in its sole discretion.

     Section 6.7 The portion of each Participant's Deferred Compensation Account which is attributable to the deferral of Qualified Stock Equivalents and earnings credited thereon shall be paid at the time or times and in the same manner as was chosen by the Participant with respect to such Qualified Stock Equivalents in the deferral application filed with the Company pursuant to the Stock Purchase Plan.

     Section 6.8 If a Participant fails to deliver to the Committee a timely payment election in accordance with procedures established by the Committee and on the form provided by the Committee, a Participant shall have the amount credited to his Deferred Compensation Account paid to him in a single lump sum on a date which is within six-months following his Separation from Service.

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     Section 6.9 Plan payments shall be considered cash compensation to the
Participant when paid, subject to all applicable federal, state and local income taxes and withholding; and at the election of the Participant the distribution shall be made in like-kind.

     Section 6.10 Amounts paid under the Plan shall not be eligible for further deferral under the Plan.

     Section 6.11 If a Participant dies, at the request of his Beneficiary, the Beneficiary shall be entitled to receive, as soon as administratively practicable after the date of the Participant's death, the payment of his Deferred Compensation Account in a lump-sum payment, less any applicable federal, state and local income taxes and withholding, if any.

     Section 6.12 Notwithstanding anything herein to the contrary, a Participant may request and receive a hardship distribution, provided the Participant is able to demonstrate, to the satisfaction of the Committee in their sole discretion, that he has suffered a Financial Hardship. A hardship distribution request must be made on the form provided by the Committee and is subject to the rules established by the Committee governing hardship distributions. The amount distributed cannot exceed the lesser of (a) the Participant's Deferred Compensation Account, or (b) the amount necessary to satisfy the Participant's Financial Hardship. No hardship distribution may be made prior to the time the Committee approves the distribution.

     Section 6.13 All payments shall be subject to the provisions of Section
10.4 hereof.

     Section 6.14 Any payment made to a Participant or his Beneficiary or estate pursuant to the terms of the Plan shall constitute a complete discharge of the obligations of the Company and the Committee with respect thereto.

                                   ARTICLE VII

                                     Funding

     Section 7.1 The Board of Directors of the Company shall cause the Trust to be created, shall appoint the Trustee and shall authorize the appropriate officers of the Company to execute all necessary trust agreements and other instruments necessary therefor; provided, however, that (i) the terms of the Trust shall be consistent with the status of the Plan as "unfunded" for purposes of ERISA and (ii) the Trust shall conform to the terms of the model grantor trust contained in Revenue Procedure 92-64,1992-33 I.R.B. 11.

     Section 7.2 Not later than ten (10) days following each quarter on which amounts are credited to Deferred Compensation Accounts, the Company shall contribute to the Trust cash equal to the amounts so credited.

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     Section 7.3 At each time payment of all or a portion of each Participant's
Deferred Compensation Account is due pursuant to an election made in accordance with Article II (or pursuant to the death of a Participant in accordance with Section 6.6), the Committee shall instruct the Trustee to distribute cash from the Trust directly to such Participant or his Beneficiary in an amount equal to the portion of his Deferred Compensation Account which is so payable. In the absence of such an instruction to the Trustee by the Committee, a Participant may directly instruct the Trustee to make such distribution, and the Trustee shall do so if it determines that such distribution is in accordance with the Participant's Article II election. If the Trustee fails to make any distribution from the Trust required hereunder, the Company shall make such distribution directly to the Participant entitled thereto from its general assets. If any payment is made to a Participant by the Company pursuant to the preceding sentence, the Participant shall be deemed to have assigned to the Company his rights to receive such payment from the Trust, and the Company shall be subrogated to all rights of the Participant therein.

                                  ARTICLE VIII

                                 Administration

     Section 8.1 The Plan shall be administered by a three member Committee appointed by the Board which shall consist of one member of the Compensation Committee of the Board, the Chief Executive Officer of the Company and the individual designated as the administrator.

     Section 8.2 The complete authority to control and manage the operation and administration of the Plan and the responsibility for carrying out its provisions is vested in the Committee.

     Section 8.3 The Committee shall from time to time establish rules of administration and interpretation of the Plan. The determination of the Committee as to any disputed questions shall be conclusive and binding on all parties, including the Participant, his Beneficiary, the Company and each Employer.

     Section 8.4 Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented by all members of the Committee.

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     Section 8.5 The members of the Committee may authorize one or more of their members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

     Section 8.6 The Committee may employ counsel and other agents and may procure such clerical, accounting, and other services as they may require in carrying out the provisions of the Plan. No member of the Committee shall receive any compensation for his services as such. All expenses of administering the Plan, including but not limited to, fees of accountants and counsel, shall be paid by the Company up to $10,000 annually and any other costs are to be paid by the Plan by prorating the amount to the individual Participants based on aggregate investment in the Plan of each.

     Section 8.7 The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as determined by the Board of Directors.

                                     ARTICLE IX

                            Amendment and Termination

     Section 9.1 The Company, by action of the Committee, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan; provided, however, that no action taken shall adversely affect the rights of any Participant hereunder to amounts due and payable to such Participant at the time such action is taken, unless the Participant otherwise consents thereto.

                                    ARTICLE X

                               General Provisions

     Section 10.1 No Participant, Key Employee or employee of the Company or any Employer shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

     Section 10.2 The employment rights of any Participant shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

     Section 10.3 Assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitle to receive the same.

     Section 10.4 The Company shall have the right to retain or to use any amounts payable under the Plan to satisfy or otherwise offset amounts the Participant owes to the Company.

     Section 10.5 If the Committee determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments then due to

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such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company or the Committee to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

     Section 10.6 The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to the laws of the state in which the administrative offices of the Company are maintained, which currently is South Carolina. In the event of a dispute with results in a Participant filing suit against the Company, Employer, Board of Directors, Committee or officers of the Company, the Participant shall have agreed that the party which the decision is rendered against shall pay the legal expenses of the prevailing party. Further, the Participant shall waive his right to a jury trial.

     Section 10.7 Each Participant may designate, in writing and on a form provided by the Committee, any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan; provided, however, that a Participant may designate a trust as his Beneficiary only with the prior written approval of the Committee. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary at any time prior to his death by delivering to the Committee the appropriate beneficiary designation form. If no person or legal entity shall be designated by a Participant as his Beneficiary or if no designated Beneficiary survives him, his Beneficiary shall be his estate. To be effective, any designation or revocation of Beneficiary must be on the appropriate form provided by the Committee and on file with the Committee prior to the date of the Participant's death. The provisions of the Plan shall be binding on the Participant, the Company, and their respective heirs, executors, administrators, successors and assigns.

     ADOPTED, this 6th day of December 1996, by the unanimous vote of the Board of Directors of Hampshire Group, Limited.

/s/ Ludwig Kuttner
---------------------------------------
Ludwig Kuttner
Chairman and Chief Executive Officer


/s/ Charles W. Clayton
---------------------------------------
Charles W. Clayton
Secretary and Chief Financial Officer







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                                                                    EXHIBIT I

                            HAMPSHIRE GROUP, LIMITED
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                          FOR DIRECTORS AND EXECUTIVES

ELECTION FORM of  ________________________________________________________
                 (Name of Participant)             (Social Security No.)

     In accordance with and subject to the Hampshire Group, Limited Voluntary Deferred Compensation Plan (the "Plan"), I hereby request to defer the receipt of compensation for the year ending December 31, 19__ as follows:

A. Amount to be Deferred: (not less than 5%, nor more than 30%)
   Salary  ____ %   Bonus ____%
B. Number of Qualified Stock         Deferral   Number   Date to be
   Equivalents to be Deferred:         Year     Shares   Converted
   (not more than 75%of              ________  ________  __________
   Qualified Stock Equivalents)      ________  ________  __________

C. Notional Fund for Investment:                        ________  %
   (not less than 40% in any one fund)                  ________  %

D. Form of Distribution for Salary and Bonus Deferral:
   _________  Lump sum (not later than two years following Separation from
              Service or December 31, 2004); or
   _________  Semi-annual Installments (not to exceed 8 yrs.)   _______ Yrs.

E. Period of Deferral for Salary and Bonus:
   Date on which payment should be made or commence     _____________
   (Not later than two years following Separation from Service. Installment distributions must commence by December 31, 2002; lump sum distributions must be made on or before December 31, 2004.)

NOTE: Once you have selected a Period of Deferral for Salary and Bonus, it will apply to all subsequent deferrals and may not be changed without the specific written consent of the Committee. If you do not select a specific date, payment will be made or commence upon Separation from Service. Deferrals of Qualified Stock Equivalents will be paid to you in accordance with your deferral and distribution elections made under the Stock Purchase Plan.

F. Form of Distribution for Dividends and Gains:
   _________  Lump sum in current Plan Year; or
   _________ Held in Participant's Deferred compensation Account less 20% (or an amount equal to the Company's current tax rate, if greater) returned to the Company for current taxes, until regular distribution
                                                         Initial ______
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
G. Designation of Beneficiary:

         I hereby designate the following as my beneficiary(ies) in the event of my death prior to receipt of all amounts credited to my Deferred Compensation Account, to be paid in a lump sum.

________________________________________          ______________________
Primary Beneficiary Name                          Social Security No.
Address ________________________________________________
        ________________________________________________

________________________________________          ______________________
Contingent Beneficiary Name                       Social Security No.
Address ________________________________________________
        ________________________________________________

________________________________________          ______________________
Contingent Beneficiary Name                       Social Security No.
Address ________________________________________________
        ________________________________________________

     A Participant should contact his/her tax advisor prior to making an election to defer compensation and should be and should make their deferral decision based exclusively on the professional advise of such independent advisor and not on the advise of any member of the Board or the Plan Committee.

     I acknowledge that I have received a copy of the Plan and have read it and understand its terms. I have consulted a professional tax advisor in respect to my decision to defer compensation under the Plan or I am professionally qualified to understand the financial consequences of my deferral election and my investment election.

     I hereby agree that if there is a dispute which results in a lawsuit, that I will pay the legal expenses of the prevailing party. Further, I hereby waive my right to a jury trial.

     Further, I understand that, in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, all amounts credited to my Deferred Compensation Account will be paid to my designated Beneficiary in the form of a lump sum payment at the request of the Beneficiary.

     I understand that this election will remain in effect for future years unless I deliver a new election, or a revocation of this election, to the Committee by December 15th preceding the Plan Year I wish such new election or revocation to be effective.

Signed at    ________ this _______ day of ________ , 19__ .

__________________________________________        ___________________________
Signature of Participant                          Signature of Witness
Address  ___________________________________________________________________

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